EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
TII Network Technologies, Inc.:


We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-64965, 33-64967, 333-45151, 333-68579, 333-70714, 333-70716
and 333-120509) and on Form S-3 (Nos. 33-64980 and 333-41998) of TII Network
Technologies, Inc. of our report dated March 31, 2006, relating to the consolidated balance sheets of TII Network Technologies, Inc. and subsidiary as of December 31, 2005, June 24, 2005 and June 25, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the six months ended December 31, 2005 and for each of the years in the three-year period ended June 24, 2005, and the related financial statement schedule (Schedule II), which report appears in the December 31, 2005 Annual Report on Form 10-K of TII Network Technologies, Inc. Our report includes an explanatory paragraph related to the Company's adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective June 25, 2005.


/s/ KPMG LLP

Melville, New York
March 31, 2006